PACIFIC FINANCIAL CORPORATION
AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN

THIS AMENDED AND RESTATED 2011 EQUITY INCENTIVE PLAN is made this 24th day of April, 2013, by Pacific Financial Corporation (the Company).

Article I
PURPOSE AND EFFECTIVE DATE

1.1              Purpose. The purpose of the Plan is to provide financial incentives for selected Employees and for the non-employee Directors of the Company, thereby promoting the long-term growth and financial success of the Company by (a) attracting and retaining employees and Directors of outstanding ability, (b) strengthening the Company's capability to develop, maintain, and direct a competent management team, (c) providing an effective means for selected Employees and non-employee Directors to acquire and maintain ownership of Company stock, (d) motivating Employees to achieve long-range goals and objectives of the Company, and (e) providing incentive compensation opportunities competitive with those of other similarly situated corporations.

1.2              Effective Date and Expiration of Plan. The Plan was adopted by the Company on March 9, 2011, and approved by a majority of the votes cast at the annual meeting of Shareholders held on April 27, 2011, and effective as of such date. Unless earlier terminated by the Board pursuant to Section 10.3, the Plan shall terminate on the tenth anniversary of the Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

1.3              Reservation of Right to Amend to Comply with Section 409A. The Board and the Committee reserve the right to amend the Plan, either retroactively or prospectively, in whatever respect is required to achieve and maintain compliance with the requirements of Code Section 409A and the regulations and other guidance issued by the Department of the Treasury thereunder (collectively, "Section 409A").

Article II
DEFINITIONS

The following words and phrases, as used in the Plan, shall have these meanings:

Award means, individually or collectively, any Option, Restricted Award, Restricted Performance Stock, unrestricted Company Stock or Performance Unit Award.

Award Statement means a written notice or agreement confirming, and outlining certain additional terms of, an Award under the Plan furnished to a Participant.

Board means the Board of Directors of the Company.

Company means Pacific Financial Corporation, a Washington corporation.

Company Stock means common stock of the Company, $1.00 par value per share.

Change in Control has the meaning given by the Committee in each Award Statement, or, if the term is not otherwise defined in an Award Statement, the first occurrence of any of the following:

(a)                Any person (including any individual, corporation, limited liability company, partnership, trust, group, association, or other "person," as such term is used in Section 13(d)(3) or 14(d) of the Exchange Act) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company, is or becomes a beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities;

(b)               Individuals whose election, or nomination for election by Shareholders at a meeting of Shareholders, was approved by a vote of a majority of the Board cease for any reason to constitute at least a majority of the Board; or

(c)                The Shareholders approve (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities (meaning all issued and outstanding securities ordinarily having the right to vote at elections of the Company's directors) of the Company outstanding immediately prior to such transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the combined voting power of voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation, (ii) an agreement for the sale or disposition by the Company of all or substantially all of its assets, or (iii) a plan of complete liquidation of the Company.

Code means the Internal Revenue Code of 1986, as amended.

Committee means the Compensation and Management Development Committee of the Board or a successor or additional committee of the Board appointed by the Board to administer the Plan in accordance with Article III of the Plan.

Director means a member of the Board.

Effective Date means the date on which the Plan is approved by the Shareholders, as provided in Section 1.2.

Employee means an employee of the Company or any Subsidiary.

Exchange Act means the Securities Exchange Act of 1934, as amended.

Fair Market Value means, on any given day, the fair market value per share of Company Stock determined as follows:

(a)                If Company Stock is traded on an established securities exchange (including the Nasdaq Stock Market), the closing sale price of Company Stock as reported for such day by the principal exchange on which Company Stock is traded or, if Company Stock was not traded on such day, on the next preceding day on which Company Stock was traded;

(b)               If trading activity in Company Stock is reported on the OTC Bulletin Board, the mean between the high and low sales prices of Company Stock for such day as reported on the OTC Bulletin Board or, if there are no such quotes for Company Stock for such day, on the next preceding day on which Company Stock was traded; or

(c)                If there is no market for Company Stock or if trading activities for Company Stock are not reported in one of the manners described above, the fair market value will be as determined by the Committee.

Fiscal Year means the fiscal year of the Company, which as of the date of this Plan is the annual period ending on December 31.

Incentive Stock Option means an option within the meaning of Section 422 of the Code.

Nonqualified Stock Option means an option granted under the Plan other than an Incentive Stock Option.

Option means either a Nonqualified Stock Option or an Incentive Stock Option to purchase Company Stock.

Option Price means the price at which Company Stock may be purchased under an Option as provided in Section 5.4.

Participant means an Employee or a non-employee Director of the Company or a Subsidiary to whom an Award has been made under the Plan.

Performance Goals means goals approved by the Committee pursuant to Section 4.5.

Performance Period means a period of time over which performance is measured.

Performance Unit means the unit of measure determined under Article VIII by which is expressed the value of a Performance Unit Award.

Performance Unit Award means an Award granted under Article VIII.

Plan means this Pacific Financial Corporation 2011 Equity Incentive Plan, as amended from time to time.

Restricted Award means Restricted Stock or a Restricted Unit granted under Article VI.

Restricted Performance Stock means Company Stock subject to Performance Goals.

Restricted Stock means an Award of Company Stock subject to the terms and conditions provided in Article VI and including Restricted Performance Stock.

Restricted Unit means an Award of units representing Company Stock (with each unit having a value equivalent to one share) subject to the terms and conditions provided in Article VI.

Restriction Period means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.

Shareholders means the holders of the voting securities of the Company.

Subsidiary means a "subsidiary corporation" of the Company, within the meaning of Section 424(f) of the Code, namely any corporation in which the Company directly or indirectly controls 50 percent or more of the total combined voting power of all classes of stock having voting power.

Article III
ADMINISTRATION

3.1              General. The Plan will be administered by the Committee.

3.2              Delegation or Successors. The Board may at any time appoint a successor or additional committee with authority to administer all or part of the Plan, which committee will be appointed by the Board and shall be composed of not less than two Directors. The Committee may also, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, allocate all or any portion of its responsibilities or powers to any one or more of its members, in which case references to the Committee in this Plan will be deemed a reference to such delegee. Any authority granted or delegated by the Board or a Committee under this section may be revoked at any time. In determining the composition of any successor or additional committee or any delegation to any one or members of the Committee, consideration shall be given to whether Awards to be granted by the Committees or delegee will be impacted by the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934.

3.3              Requirements for Performance Awards. All Performance Goals under this Plan will be established and administered by, and all Awards intending to qualify as a performance-based award will be granted by, a duly constituted committee consisting of a sufficient number of non-employee Directors so as to qualify the committee for purposes of Section 162(m)(4)(C) of the Code.

3.4              Authority of the Committee. The Committee has full power and authority (subject to such orders or resolutions as may be issued or adopted from time to time by the Board) to administer the Plan in its sole discretion, including the authority to:

(a)                Construe and interpret the Plan and any Award Statement;

(b)               Promulgate, amend, and rescind rules and procedures relating to the implementation of the Plan;

(c)                Select the Participants who will be granted Awards;

(d)               Determine the number and types of Awards to be granted to each such Participant;

(e)                Determine the number of shares, or share equivalents, to be subject to each Award;

(f)                Determine the option price, purchase price, base price, or similar feature for any Award; and

(g)               Determine all the terms and conditions of all Award Statements, consistent with the requirements of the Plan, including, without limitation, the terms and conditions under which an Award may be exercised, if at all, after a Participant's termination of employment (or service as a non employee Director).

Decisions and interpretations of the Committee will be final, conclusive, and binding on all Participants.

3.5              Costs of Plan. The costs and expenses of administering the Plan will be borne by the Company.

Article IV
AWARDS

4.1              Awards. Awards under the Plan shall consist of Incentive Stock Options, Nonqualified Stock Options, Restricted Stock, Restricted Performance Stock, Restricted Units, unrestricted Company Stock, and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Award Statement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Awards of Performance Units and Restricted Performance Stock shall be earned solely upon attainment of Performance Goals, and the Committee shall have no discretion to increase such Awards.

4.2              Eligibility for Awards. An Award may be made to any Employee or non-employee Director selected by the Committee. In making this selection and in determining the form and amount of the Award, the Committee may give consideration to the functions and responsibilities of the person being considered for an Award, his or her present and potential contributions to the success of the Company, the value of his or her services to the Company, and such other factors deemed relevant by the Committee.

4.3              Shares Available Under the Plan.

(a)                Subject to adjustment under Section 10.2, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan shall not exceed 900,000 shares, of which 900,000 shares may be issued pursuant to Incentive Stock Options. The Company Stock to be offered under the Plan may be either authorized and unissued shares or shares previously issued and outstanding and reacquired by the Company.

(b)               If any Award is forfeited, expires or lapses, or is for any reason cancelled or terminated without having been exercised or paid, the shares of Company Stock subject to such Award will again be available for issuance under the Plan. In addition, if a Participant pays all or part of the exercise price or withholding obligation related to exercise of a Nonqualified Stock Option by reducing the number of shares otherwise vested and issuable pursuant to an Award to satisfy the Option Price and/or withholding obligation, or if shares of Company Stock are withheld from any other Award or otherwise surrendered to satisfy a Participant's tax withholding obligations, then such shares will not be counted as having been issued under the Plan, and in the event they have previously been issued to a Participant, will be added back to the number of shares that may be issued under the Plan under subsection 4.3(a) above.

4.4              Limitation on Awards. The maximum aggregate dollar value of Restricted Stock and Performance Units awarded to any Employee with respect to a Performance Period or Restriction Period may not exceed $1 million for each Fiscal Year included in such Performance Period or Restriction Period. The maximum number of shares for which Options may be granted to any Participant in any one Fiscal Year shall not exceed 300,000.

4.5              Performance Goals.

(a)                In the event an Award is intended to be performance-based, the Committee will establish Performance Goals for each Performance Period on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. Performance Goals may be based on (i) performance criteria for the Company, a Subsidiary, or an operating group, (ii) a Participant's individual performance, or (iii) a combination of both. Performance Goals may include objective and subjective criteria. During any Performance Period, the Committee may adjust the Performance Goals for such Performance Period as it deems equitable in recognition of unusual or nonrecurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

(b)               The Performance Goals for Restricted Performance Stock or Performance Units granted to executive officers of the Company may relate to corporate performance, business unit performance, or a combination of both.

(i)                 Corporate Performance Goals will be based on financial performance goals related to the performance of the Company as a whole and may include one or more measures related to earnings, profitability, cash flow (including measures such as Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA), efficiency, return to shareholders, such as earnings per share, operating income, revenue growth, return on equity, return on assets or return on invested capital.

(ii)               Business unit Performance Goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introducing products, limiting losses or containing risks, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenues, earnings, profitability, efficiency, operating income, return on equity or tangible equity, or return on assets.

(iii)             Any corporate or business unit Performance Goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

Article V
STOCK OPTIONS

5.1              Award of Stock Options. The Committee may, from time to time, and on such terms and conditions as the Committee may prescribe, award Incentive Stock Options and Nonqualified Stock Options to any Employee or non-employee Director.

5.2              Period of Option. An Option granted under the Plan shall be exercisable only in accordance with the vesting schedule approved by the Committee and included in the related Award Statement. The Committee may in its discretion prescribe additional conditions, restrictions or terms on the vesting of an Option, including the full or partial attainment of Performance Goals pursuant to Section 4.5. After an Option vests, the Option may be exercised at any time during the term of the Option, in whole or in installments, as specified in the related Award Statement. The duration of each Option shall not be more than ten years from the date of grant.

5.3              Award Statement. Each Option shall be evidenced by an Award Statement.

5.4              Option Price, Exercise and Payment. The Option Price of Company Stock under each Option shall be determined by the Committee but shall be a price not less than 100 percent of the Fair Market Value of Company Stock at the date such Option is granted.

Vested Options may be exercised from time to time by giving written notice to the Corporate Secretary of the Company, or his or her designee, specifying the number of shares to be purchased. The notice of exercise shall be accompanied by payment in full of the Option Price in cash or the Option Price may be paid in whole or in part through the transfer to the Company of shares of Company Stock in accordance with procedures established by the Committee from time to time. In addition, in accordance with the rules and procedures established by the Committee for this purpose, an Option may also be exercised through (a) a cashless exercise procedure involving a broker or dealer, if applicable, that affords Participants the opportunity to sell immediately some or all of the shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Option Price and/or to satisfy withholding tax obligations related to the Option or (b) for Nonqualified Stock Options only, by reducing the number of shares otherwise vested and issuable pursuant to the Award to satisfy the Option Price and/or withholding that obligation related to the Option.

In the event such Option Price is paid in whole or in part, with shares of Company Stock, the portion of the Option Price so paid shall be equal to the value, as of the date of exercise of the Option, of such shares. The value of such shares shall be equal to the number of such shares multiplied by the Fair Market Value of such shares on the trading day coincident with the date of exercise of such Option (or the immediately preceding trading day if the date of exercise is not a trading day). The Company shall not issue or transfer Company Stock upon exercise of an Option until the Option Price is fully paid.

5.5              Limitations on Incentive Stock Options. For each Award designated as an Incentive Stock Option, the terms of the Award and the Award Statement will conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such Incentive Stock Option is granted. Each provision of the Plan relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code.

5.6              Shareholder Rights and Privileges. A Participant shall have no rights as a Shareholder with respect to any shares of Company Stock covered by an Option until the issuance of such shares to the Participant.

5.7              Prohibition on Repricing of Options. Except for adjustments pursuant to Section 10.2, at no time shall the Option Price of an Option granted under the Plan be subsequently repriced during the period of its exercisability. For purposes of this Section, repricing means any of the following or any other action that has the same effect:

(a)                Lowering the exercise or base price after the Option is granted;

(b)               Any other action that is treated as a repricing under generally accepted accounting principles; or

(c)                Canceling an Option at a time when its exercise or base price exceeds the Fair Market Value of the underlying shares, in exchange for another Award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

Article VI
RESTRICTED AWARDS

6.1              General. The Committee may make a Restricted Award to any Employee or non-employee Director, subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

6.2              Restriction Period. At the time of making a Restricted Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for a Restricted Award, shall not be changed except as permitted by Section 6.3.

6.3              Other Terms and Conditions.

(a)                Company Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and shall have all other rights of a Shareholder, with the exception that (a) the Participant will not be entitled to delivery of the stock certificate during the Restriction Period, (b) the Company will retain custody of the Restricted Stock during the Restriction Period, and (c) a breach of a restriction or a breach of the terms and conditions established by the Committee and set forth in the Award Statement will cause a forfeiture of the Restricted Stock Award and related dividends. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including the attainment of Performance Goals in accordance with Section 4.5.

(b)               The Participant may satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of a Restricted Award to be delivered for the payment of such taxes.

(c)                If a Participant breaches any restriction or terms and conditions established by the Committee and set forth in the Award Statement, the Restricted Award will be forfeited.

6.4              Restricted Award Statement. Each Restricted Award shall be evidenced by an Award Statement.

6.5              Payment for Restricted Awards.

(a)                Restricted Stock Awards may be made by the Committee under which the Participant shall not be required to make any payment for the Company Stock or, in the alternative, under which the Participant, as a condition to the Restricted Stock Award, shall pay all (or any lesser amount than all) of the Fair Market Value of the Company Stock, determined as of the date the Restricted Stock Award is made. If the latter, such purchase price shall be paid in cash or as otherwise provided in the Award Statement.

(b)               Following the end of the Restriction Period, a Participant holding Restricted Units will be entitled to receive payment of an amount equal to the aggregate Fair Market Value of the shares of Company Stock covered by such Restricted Units. Payment of Restricted Units shall be made in cash or Company Stock, as designated by the Committee in the Award Statement. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee. Employees shall be paid with respect to their Restricted Units no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409A, unless the Award includes terms that comply with Section 409A.

Article VII
UNRESTRICTED COMPANY STOCK AWARDS FOR EMPLOYEES

7.1              The Committee may make awards of unrestricted Company Stock to Employees or non-employee Directors in recognition of outstanding achievements, as an additional award for when Performance Goals are exceeded, or as a form of compensation. Such awards shall be paid to Employees no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409A.

Article VIII
AWARD OF PERFORMANCE UNITS

8.1              Award of Performance Units. The Committee may award Performance Units to any Employee. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.

8.2              Performance Period. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Unit Award in existence at any one time, and Performance Periods may differ.

8.3              Performance Measures. Performance Units shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals established in accordance with Section 4.5.

8.4              Performance Unit Value. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Company Stock.

8.5              Award Criteria. In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant's responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

8.6              Payment.

(a)                Following the end of the Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.

(b)               Payment of Performance Units shall be made in cash or Company Stock, as designated by the Committee in the Award Statement. Payment shall be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee. Employees shall be paid with respect to their Performance Units no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409, unless the Award includes terms that comply with Section 409A.

8.7              Performance Unit Award Statements. Each Performance Unit Award shall be evidenced by an Award Statement.

Article IX
CHANGE IN CONTROL OF THE COMPANY

9.1              The Committee, in its discretion, may provide in any Award Statement that:

(a)                In the event of a Change in Control of the Company, all or a specified portion of the Award (to the extent then outstanding) will become immediately vested to the full extent not previously vested. Any such acceleration of Award vesting must comply with applicable regulatory requirements and any Participant will be entitled to decline the accelerated vesting of all or any portion of his or her Award, if he or she determines that such acceleration may result in adverse tax consequences to him or her; and

(b)               In the event the Board approves a proposal for: (i) merger, exchange or consolidation in which the Company is not the resulting or surviving corporation (or in which the Company is the resulting or surviving corporation but becomes a subsidiary of another corporation); (ii) transfer of all or substantially all the assets of the Company; (iii) sale of 50 percent or more of the combined voting power of the Company's Voting Securities; or (iv) the dissolution or liquidation of the Company (each, a "Transaction"), the Committee will notify Participants in writing of the proposed Transaction (the "Proposed Transaction Notice") at least 30 days prior to the effective date of the proposed Transaction. The Committee may, in its sole discretion, and to the extent possible under the structure of the Transaction, select one of the following alternatives for treating outstanding Awards under the Plan:

(i)                 The Committee may provide that outstanding Awards will be converted into or replaced by Awards of a similar type relating to the securities of the surviving or acquiring corporation in the Transaction. The amount and type of securities subject to and the exercise price (if applicable) of the replacement or converted Awards will be determined by the Committee based on the exchange ratio, if any, used in determining shares of the surviving corporation to be issued to holders of shares of the Company. If there is no exchange ratio in the Transaction, the Committee will, in making its determination, take into account the relative values of the companies involved in the Transaction and such other factors as the Committee deems relevant. Such replacement or converted Awards will continue to vest over the period (and at the same rate) as the Awards which the replacement or converted Awards replaced, unless determined otherwise by the Committee;

(ii)               The Committee may provide a 30-day period prior to the consummation of the Transaction during which all outstanding Awards will tentatively become fully vested, and upon consummation of such Transaction, all outstanding and unexercised Awards will immediately terminate. If the Committee elects to provide such 30-day period for the exercise of Awards, the Proposed Transaction Notice must so state. Participants, by written notice to the Company, may exercise their Awards and, in so exercising the Awards, may condition such exercise upon, and provide that such exercise will become effective immediately prior to, the consummation of the Transaction, in which event Participants need not make payment for any Company Stock to be purchased upon exercise of an Award until five days after written notice by the Company to the Participants that the Transaction has been consummated (the "Transaction Notice"). If the Transaction is consummated, each Award, to the extent not previously exercised prior to the consummation of the Transaction, will terminate and cease being exercisable as of the effective date of such consummation. If the Transaction is abandoned, (1) all outstanding Awards not exercised will continue to be vested and exercisable, to the extent such Awards were vested and exercisable prior to the date of the Proposed Transaction Notice, and (2) to the extent that any Awards not exercised prior to such abandonment have become vested and exercisable solely by operation of this Section 9.1(b), such vesting and exercisability will be deemed annulled, and the vesting and exercisability provisions otherwise in effect will be reinstituted, as of the date of such abandonment; or

(iii)             The Committee may provide that outstanding Awards that are not fully vested will become fully vested subject to the Company's right to pay each Participant a cash amount (determined by the Committee and based on the amount, if any, being received by the Company's shareholders in the Transaction) in exchange for cancellation of the applicable Award.

Unless the Committee specifically provides otherwise in the change in control provision for a specific Award Statement, Awards will become vested as of a Change in Control date only if, or to the extent, such acceleration in the vesting of the Awards does not result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code. The Committee, in its discretion, may include change in control provisions in some Award Statements and not in others, may include different change in control provisions in different Award Statements, and may include change in control provisions for some Awards or some Participants and not for others.

Article X
MISCELLANEOUS PROVISIONS

10.1          Limits as to Transferability. Unless otherwise expressly provided in an individual Award Statement, no Award (other than Restricted Stock after the Restriction Period) will be transferable other than by will or the laws of descent and distribution and each Award will be exercisable (if exercise is required), during the lifetime of the Participant, only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative. Notwithstanding the foregoing, the Committee, in its discretion, may provide in any Award Statement that the Award:

(a)                May be freely transferred;

(b)               May be freely transferred to a class of transferees specified in the Award Statement; or

(c)                May be transferred, but only subject to any terms and conditions specified in the Award Statement (including, without limitation, a condition that an Award may only be transferred without payment of consideration).

Furthermore, notwithstanding the foregoing, any Award may be surrendered to the Company pursuant to this Plan in connection with the payment of the purchase or option price of another Award or the payment of the Participant's federal, state, or local tax withholding obligation with respect to the exercise or payment of another Award.

10.2          Adjustments Upon Changes in Stock.

(a)                The existence of the Plan and the Awards granted under the Plan will not affect or restrict in any way the right or power of the Board or the Shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Company's capital stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

(b)               In the event of a stock split (including a reverse stock split), a dividend or distribution paid in Company Stock, or a recapitalization of or affecting Company Stock, the aggregate number and kind of shares reserved for issuance under the Plan, the maximum limitations on the number of shares that may be issued as Awards granted to a single Participant in any Fiscal Year under the Plan, the number, kind, and price per share subject to each outstanding Option and the number and kind of shares subject to other Awards granted under the Plan, will automatically be adjusted proportionately, or substituted, to reflect the effect of such stock split, distribution paid in Company Stock, or recapitalization. In the event of any merger or consolidation, separation (including a spin off), a reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), any partial or complete liquidation, or any other change in corporate capitalization not specifically addressed in the preceding sentence, the Committee may make such adjustments or substitution in the aggregate number and kind of shares reserved for issuance under the Plan, the maximum limitations on the number of shares that may be issued as Awards granted to a single Participant under the Plan, the number, kind, and price per share subject to each outstanding Option, the number and kind of shares subject to other outstanding Awards under the Plan and/or such other equitable adjustments or substitutions as it may determine to be appropriate in its sole discretion.

10.3          Amendment, Suspension, and Termination of Plan. The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without approval of the Shareholders, (a) except as provided in Section 10.2, increase the number of shares of Company Stock which may be issued under the Plan, (b) expand the types of Awards available to Participants under the Plan, (c) delete or limit the provision in Section 5.7 prohibiting the repricing of Options; or (d) extend the termination date of the Plan. No such amendment, suspension, or termination shall materially adversely alter or impair any outstanding Options, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby.

10.4          Nonuniform Determinations. The Committee's determinations under the Plan, including without limitation, (a) the determination of the Employees to receive Awards, (b) the form, amount, and timing of such Awards, (c) the terms and provisions of such Awards and (d) the Award Statements evidencing the same, need not be uniform and may be made by it selectively among Employees who receive, or who are eligible to receive, Awards under the Plan, whether or not such Employees are similarly situated.

10.5          General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (a) the listing, registration, or qualification of the shares of Company Stock subject or related thereto upon any securities exchange or under any state or federal law (b) the consent or approval of any government or regulatory body, or (c) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

10.6          No Right To Employment. None of the actions of the Company in establishing the Plan, the action taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (a) to create any obligation on the part of the Company to retain any person in the employ of the Company or as a Director, or (b) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee for any period of time or at any particular rate of compensation.

10.7          Governing Law. The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Statement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Washington without regard to the principles of conflict of laws.

10.8          Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company's general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

Adopted by the Board of Directors April 23, 2013.

s// Denise Portmann	April 23, 2013
Denise Portmann, Secretary	Date

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